Exhibit 10.6

Land and Facility Lease Agreement

Lessor (Party A): Tahe Forestry Bureau

Leasee (Party B): Greater Khingan Range Xingsen High Technology Co., Ltd.

The following agreements are reached after friendly negotiation based on the reciprocal principle of both parties.

1.	Party A agrees to lease a plot of land together with attached facilities located at Tahe machine repair plant to Party B. The size of the land shall be determined on the basis of field measurement before construction and renovation.
2.	The lease term shall be 20 years, from May 1, 2009, to April 30, 2029. During the lease term, Party B can apply to purchase the land use rights at any time. Under the same conditions, Party B shall enjoy priority for purchasing the land use rights.
3.	In order to support the operation of Party B, Party A agrees not to charge any rent during the lease term. Instead, part B is obligated to pay for all land use right tax and property tax.
4.	The land shall be leased for the construction and operation of Tahe power plant only. Party A can terminate the agreement at any time if the land is used for other purposes.
5.	Party B shall not sublet the leased land to a third party during the lease term without the written consent of Party A.
6.	Party A shall guarantee that the Infrastructure of delivered land and its attached facilities is ready for lease.
7.	Party A agrees Party B to rebuild, expand or decorate the leased land and Party A shall have the obligation to assist Party B in undertaking relevant formalities for such land.
8.	Any dispute arising out from this Contract shall be solved by both parties through consultation. If the dispute is not settled through consultation, it shall be submitted to the court.
9.	Any matter not covered herein shall be agreed upon separately by both parties in the amendment of this agreement. The contents in the amendment constitute a part of this agreement and shall have the same legal effect as this agreement after being signed by both parties.
10.	This agreement shall be effective upon signing of each party.
11.	This agreement is made in duplicate with one copy held by each party with the same legal force.

Party A (Signature & Seal): /s/ Tahe Forestry Bureau

Date: April 21, 2009

Party B (Signature & Seal): /s/ Greater Khingan Range Xingsen High Technology Co., Ltd.

Date: April 21, 2009